AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is entered into by and between Lexon, Inc., an Oklahoma corporation ("Lexon"), Gentest, Inc., a Florida corporation ("Gentest"), and UTEK Corporation, a Florida corporation ("UTEK").

         WHEREAS, UTEK is the sole shareholder of Gentest; and

         WHEREAS, Gentest owns all right, title and interest in a license to manufacture and market a proprietary protein screening process for colon, ovarian and testicular cancer ("Invention") covered by a pending U.S. patent application; and

         WHEREAS, Lexon intends to establish a public market for its stock on the NASDAQ Bulletin Board in order to attract new capital for the development, testing and distribution of test kits using the Invention; and

         WHEREAS, the parties desire to provide for the terms and conditions upon which Gentest will merge into Lexon in a statutory merger ("Merger") in accordance with 18 Oklahoma Statutes Section 1082 of the Oklahoma General
Business   Corporation  Act  ("Oklahoma   Act")  and  Section  607.1107  of  the
Corporation Law of Florida ("Florida Act'), upon consummation of which the assets and business of Gentest will be owned by Lexon, all liabilities and obligations of Gentest will become the liabilities and obligations of Lexon, and all issued and outstanding shares of capital stock of Gentest will be exchanged for common stock of Lexon; and

         WHEREAS, for federal income tax purposes, it is intended that the merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code").

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.01.  The Merger

         (a) Agreement to Merge. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, Gentest shall be merged with and into Lexon in accordance with the provisions of this Agreement and the Oklahoma Act; the separate corporate existence of Gentest shall cease; and Lexon shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Merger are Lexon and Gentest. The name of the Surviving Corporation, Lexon, Inc., shall not be changed by reason of the Merger

         (b) Effective Time. The Merger shall become effective ("Effective Time") upon filing of a Certificate of Merger substantially in the form attached as Exhibit A ("Certificate of Merger") with the Secretary of State of the State of Oklahoma in accordance with applicable provisions of the Oklahoma Act.

         (c) Appointment of Service Agent. Lexon hereby irrevocably appoints the Secretary of State of the State of Florida as its agent to accept process in Florida in any proceeding for the enforcement of any obligation of any Constituent Corporation in Florida as well as for the enforcement of any obligation of the Surviving Corporation arising from or by reason of the Merger, including any suit or other proceeding to enforce appraisal rights of any shareholder of Gentest. Lexon designates that all such process received shall be sent to Lexon at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137-3545.

         (d) Effect of the Merger. At the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities and claims of the Surviving Corporation and may be enforced against the Surviving corporation to the same extent as if such debts, duties, liabilities and claims had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

         1.02. Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Constituent
Corporations:

         (i) Each of the 1,000 shares of Gentest that are issued and outstanding at the Effective Time shall be converted into 1,000,000 shares of common stock of the Surviving Corporation issued in the name of UTEK on a ratio of 1 share of Gentest common stock for 1,000 shares of Lexon at an agreed fair market value of Lexon common stock of $.001 per share; and

         (ii) All issued and outstanding options, warrants or other rights to acquire common stock of Gentest at the Effective Time shall be reason of the Merger and without action on the part of the holders thereof be automatically canceled for all purposes; and

         (iii) Each share of common stock of Lexon issued and outstanding at the Effective Time shall remain issued and outstanding as one share of common stock of the Surviving Corporation.

         1.03. Effect of Merger.

         (a) Rights in Gentest Cease. At and after the Effective Time, the holder of each certificate of common stock of Gentest shall cease to have any rights as a shareholder of Gentest. All dividends or other distributions with respect to Gentest common stock prior to the Effective Time shall be payable to the shareholders of Gentest without interest upon surrender of certificates representing Gentest common stock.

         (b) Closure of Gentest Stock Records. From and after the Effective Time, the stock transfer books of Gentest shall be closed, and there shall be no further registration of stock transfers on the records of Gentest.

         1.04. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall not be changed by reason of the Merger.

         1.05. Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall not be changed by reason of the Merger.

         1.06. Directors of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the persons named in Exhibit B until each of their respective successors is duly elected and qualified.

         1.07. Officers of the Surviving Corporation. The officers of the Surviving Corporation immediately after the Effective Time shall be the persons set forth in Exhibit B until each of their respective successors is duly elected and qualified.

         1.08. Closing. The Closing of the Merger shall take place at the offices of Frederick K. Slicker, 8908 S. Yale, Suite 410, Tulsa, Oklahoma 74137-3545 at 5:00 p.m. local time on the date earlier than July 9,1998 on which the last condition set forth herein is fulfilled or waived or at such time and place as the parties mutually agree ("Closing Date").


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.01. General Representations and Warranties of UTEK.. UTEK represents and warrants to Lexon that the facts set forth below are true and correct:

         (a) Organization. Gentest is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct its business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and sole Shareholder of Gentest; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of Gentest consists of 1,000 shares of common stock, par value $1.00 per share; at the date hereof, 1,000 shares of its common stock were issued and outstanding and owned by UTEK; and no shares were held in its treasury. All issued and outstanding shares of common stock of Gentest have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of Gentest common stock or securities convertible into shares of its common stock to anyone for any reason whatsoever.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which Gentest is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of Gentest, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets, prospects, the Patent Application, the License, or the results of the operations of Gentest.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by Gentest with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, its corporate charter or bylaws, the Patent Application, the License, any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of the assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by Gentest and performance of the obligations of Gentest hereunder or under any other agreement to which Gentest is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Patent Application, the License, or any other material right, privilege, license or agreement relating to Gentest or its assets or business.

         (h) Title to Its Assets. Gentest has good and marketable title to its assets (tangible and intangible), free and clear of all liens, claims, charges, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

         (i) The Patent and the License. To the knowledge of UTEK and Gentest (with Lexon acknowledging that neither UTEK nor Gentest has conducted an independent investigation to determine whether the Invention infringes the rights of any other party or that the Invention itself is marketable):

                  (i) The Invention covering the use of TGF-B4 (Ebaf) screening for early detection of colon, ovarian and testicular cancer and products produced therefrom will not infringe the intellectual or other rights of another. This representation and warranty is not a representation or warranty that there are no infringing intellectual rights of any other, but is a representation and warranty only that neither Gentest nor UTEK has any knowledge thereof; and

                  (ii) The Invention is owned by the University of South Florida ("USF") and USF has all right, power, authority and ownership and entitlement to file the U.S. Patent Application No. 081,919,421 ("Patent Application"); and

                  (iii) Dr. Sioynak-Tabibzadeh and Dr. Ravi Kothapalli are the only Inventors of the Invention and they have assigned their rights in the Invention to USF; and

                  (iv) The license ("License") dated April 9, 1998 by and between Gentest and the University of South Florida Research Foundation, Inc., a Florida not for profit corporation and a direct support organization of the University of South Florida ("USFRF"), covering the Invention, is legal, valid, binding and enforceable in accordance with its terms;

                  (v) All of the tangible assets of Gentest have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

         (j) Assets and Liabilities of Gentest. Gentest has no assets, no liabilities of any kind, character or description except those created by the License Agreement as follows:

                  (i) Initial License fee of $100,000.00 payable to the USFRF on or before July 8, 1998 and the royalty amount as set forth in its License Agreement with Gentest as amended; and

                  (ii) Initial License Fee of $5,000 payable to North Shore University Hospital Research Corporation on or before July 8, 1998 and the royalty amount as set forth in the License Agreement; and

                  (iii) Sponsored Research Fee of $311,250.00 payable to the USFRF or North Shore University Hospital Research Corporation on or before July 8, 1998; and

                   (iv) Consulting obligation to UTEK for $55,000 for services rendered to date.

         It is understood that if the fees are not received by USFRF or North Shore University Hospital Research Corporation on or before the date due, then the License shall become null and void, and the parties shall be released from its terms and obligations.

         (k) Taxes. All returns, reports, statements and other similar filings required to be filed by it with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of it for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from it by any taxing authority, have been properly paid, except to the extent reflected on Schedule 2.01(k) where Gentest has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. Gentest has not received any notice of assessment or proposed assessment in connection with any tax returns, Gentest has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. Gentest has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon it.

         (l) Absence of Certain Changes or Events. Gentest has not, and without the written consent of Lexon, and it will not have:

                  (i) Sold, encumbered, assigned or transferred any of its material assets or its interest in the Patent Application, the License or any other material asset; or

                  (ii) Amended or terminated the License; or

                  (iii) Suffered any material damage, destruction or loss; or

                  (iv) Received notice or had knowledge of any material adverse effect on the Patent or the License or any other material asset or liability; or

                  (v)  Made  any   commitments   or  agreements   for  capital
                  expenditures or otherwise; or

                  (vi) Entered into any transaction or made any commitment not disclosed to Lexon; or

                  (vii) Agreed to take any of the actions set forth in this paragraph.

         (m) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to Lexon and such agreements are in full force and effect without amendment:

                  (i) All promissory notes, mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to it; and

                  (ii)     All operating agreements and lease agreements; and

                  (iii) The complete License and Patent Application with all schedules, exhibits and amendments related thereto; and

                  (iv) All licenses to or from others of any intellectual property and trade names; and

                  (v) All contracts or commitments to sell, lease or otherwise dispose of any of its property.

         (n) Compliance with Laws. Gentest is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. Gentest owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and it is in full compliance therewith.

         (o) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against it affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (p) Employees. Gentest has no employees. Gentest is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any of the employees.

         (q) Employee Benefit Plans. There are no employee benefit plans in effect, and there are no outstanding or unfunded liabilities to employees of Gentest.

         (r) Books and Records. The books and records of Gentest are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business, financial condition and liabilities.

         (s) No Broker's Fees. Neither UTEK nor Gentest has incurred any finder=s, broker=s, investment banking, financial, advisory or other similar fees or obligations.

         (t) Full Disclosure. All representations or warranties of UTEK are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by either UTEK herein or in the exhibits hereto or any document delivered by Gentest or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

         (u) Offering Memorandum. The draft Lexon Private Offering Memorandum dated May 7, 1998 is true and correct as it relates to the information relating to UTEK , the Invention, the Patent Application and the Sponsored Research Agreement.

         2.02. General Representations and Warranties of Lexon. Lexon represents and warrants to UTEK that the facts set forth are true and correct:

         (a) Organization. Lexon is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct its business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of Lexon; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of Lexon consists of 45,000,000 shares of common stock, par value $.001 per share; and at the Effective Date of the Merger, up to 5,000,000 shares of its common stock will be issued and outstanding immediately after the Effective Date. All issued and outstanding shares of common stock of Lexon have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There will be no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of Lexon common stock or securities convertible into shares of its common stock to anyone for any reason whatsoever immediately after the Effective Date.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which Lexon is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of Lexon, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of Lexon.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by Lexon with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, its corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of the assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement and performance of the obligations of Lexon hereunder or under any other agreement to which Lexon is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to Lexon or its assets or business.

         (h) Title to Its Assets. Lexon has good and marketable title to its assets (tangible and intangible), free and clear of all charges, claims, liens, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

         (i) Condition of Its Tangible Assets. All of its tangible assets have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

         (j) Financial Statements. The unaudited financial statements of Lexon attached as Schedule 2.02 (j) present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. Lexon has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements.

         (k) Taxes. All returns, reports, statements and other similar filings required to be filed by it with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of it for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from it by any taxing authority, have been properly paid, except to the extent it has contested in good faith by appropriate proceedings and adequate reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. Lexon has not received any notice of assessment or proposed assessment in connection with any tax returns. Lexon has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. Lexon has no knowledge of any basis for any additional assessment of taxes. Lexon has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon it.

         (l) Absence of Certain Changes or Events. Lexon has not and, without the written consent of Gentest, it will not have:

                  (i) Sold, encumbered, assigned or transferred any of its material assets for less than fair consideration; or

                  (ii)     Amended or terminated any material agreement; or

                  (iii) Suffered any material damage, destruction or loss; or

                  (iv) Received notice or had knowledge of any material adverse effect on its material assets; or

                  (v) Made any commitments or agreements for capital expenditures; or

                  (vi) Entered into any transaction other than in the ordinary course of business consistent with past practice; or

                  (vii) Agreed to take any of the actions set forth in this paragraph.

         (m) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to Gentest:

                  (i) All material promissory notes, mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to it; and

                  (ii)  All material operating agreements and lease agreements;
                  and

                  (iii)  All  material   licenses  to  or  from  others  of  any
                  intellectual property and trade names;

         (n) Compliance with Laws. Lexon is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. Lexon owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and it is in full compliance therewith.

         (o) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against it affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (p) Employees. Lexon has 4 employees. Lexon has no written agreements with its employees.

         (q) Employee Benefit Plans and Arrangements. There are no employee benefit plans in effect, and there are no unfunded liabilities to employees.

         (r) Books and Records. The books and records of Lexon are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business and financial condition.

         (s) No Broker's Fees. Lexon has incurred no finder=s, broker=s, investment banking, financial, advisory or other similar fee.
         (t) Full Disclosure. All representations or warranties of Lexon are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by it herein or in the exhibits hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

         (u) Offering Memorandum. The draft Lexon Private Offering Memorandum dated May 7, 1998 is true and correct in all material respects. As to information regarding UTEK, the Invention, the Patent Application and the Sponsored Research Agreement, Lexon is relying upon the representations of UTEK.

         2.03. Investment Representations of UTEK. UTEK represents and warrants to Lexon that:

         (a) It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares ("Shares") of common stock of Lexon pursuant to the Merger. It is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares. The acquisition of the Shares is for its own account and is for investment. Except as permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the Shares. All information that it has supplied to Lexon is true and correct. It acknowledges that an investment in the Shares involves a very high degree of risk. It has conducted all investigations and due diligence concerning Lexon which it deems appropriate, and he has found all such information obtained fully acceptable. It is knowledgeable about the prospects, business, financial condition, operations and possible acquisitions of Lexon. It has had an opportunity to ask questions of the officers and directors of Lexon concerning the Shares and the business and financial condition of and prospects for Lexon, and the officers and directors of Lexon have adequately answered all questions asked and made all relevant information available to them. It understands that success of Lexon is dependent upon Lexon's receipt of funds necessary to provide working capital, which may not occur. It understands and agrees that the following restrictions and limitations are applicable to the purchase, resale and distribution of the Shares pursuant to applicable securities laws.

         (b) (i) It is aware that it must bear the full economic risk of an investment in Lexon for an indefinite period of time, because the transaction in which the Shares are being issued has not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state; and, therefore, unless a valid SEC Regulation D Rule 504 exemption exists, the Shares cannot be sold, pledged, transferred or otherwise disposed of unless registered under applicable securities laws or an exemption from registration is available. It further understands that only Lexon can take action to register the Common Stock, and the cost of registration is prohibitive.

         (ii) A legend will be placed on the certificates representing the common stock of Lexon in substantially the following form:

                         NOTICE OF TRANSFER RESTRICTIONS

         The shares evidenced by this Certificate have been acquired for investment only and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, and unless it is determined by counsel to Lexon that the shares were issued pursuant to a valid Rule 504 of SEC Regulation D exemption, the shares may not be sold, transferred, pledged or otherwise disposed of, except upon receipt by Lexon of an opinion of counsel satisfactory to Lexon that registration is not required.

         (iii) Stop transfer instructions have been placed in Lexon's transfer records with respect to the Shares to insure that any transfer or disposition thereof is in full compliance with applicable law. It agrees that Lexon may refuse or delay transfer of the shares or impose other restrictions on the transfer if Lexon is not satisfied that the transfer is lawful. However, Lexon acknowledges and agrees that this determination must be made within a reasonable time; and if Lexon finds the transfer is satisfactory and permitted by applicable law, Lexon will not refuse or delay the transfer.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

         3.01. Corporate Approvals. Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and Shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

         3.02. Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03. Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Merger and the transactions contemplated hereby.

         3.04. Covenants. Except as permitted in writing, each party agrees that it will:

         (i) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Merger; and

         (ii) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Merger or the transactions contemplated hereby or upon the business, assets or results of operations; and

         (iii) Not modify its corporate structure, except as necessary or advisable in order to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         The obligation of the parties to consummate the Merger and the transactions contemplated hereby are subject to the following conditions which may be waived to the extent permitted by law:

         (i) Each party must obtain the approval of its Board of Directors and Shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted; and

         (ii) Each party shall obtain all requisite licenses, permits, consents,
authorizations   and   approvals   required  to  complete  the  Merger  and  the
transactions contemplated hereby; and

         (iii) There shall be no effective injunction, writ or preliminary restraining order or other order of a similar nature issued by any court or governmental agency having jurisdiction directing that the Merger or the transactions contemplated hereby shall not be consummated; and

         (iv) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

         (v) Lexon shall deposit into escrow $471,250 to insure for all parties that these liabilities of Gentest, which become Lexon liabilities by reason of the Merger, shall be paid on or before July 8, 1998, when due.

                                    ARTICLE V
                                 INDEMNIFICATION

         (a) By UTEK UTEK agrees to indemnify, defend and hold harmless Lexon and its shareholders, directors, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of the
(i) breach, inaccuracy, misrepresentation or untruth of any representation or warranty, or the nonfulfillment of any agreement or covenant of UTEK contained in this Agreement or in any document delivered by it to Lexon pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing. The liability of UTEK hereunder may be satisfied by the return to Lexon of shares of Lexon common stock issued pursuant hereto valued at the fair market value on the date the breach is discovered to the extent of the breach.

         (b) By Lexon. Lexon agrees to indemnify, defend and hold harmless UTEK and its shareholders, officers, directors, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of:
(i) the breach, inaccuracy, misrepresentation or untruth of any representation, warranty, or the nonfulfillment of any agreement or covenant of Lexon contained in this Agreement or in any document delivered by it to UTEK pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

         (c) Costs. The indemnification rights and obligations of a party hereto shall include the right to receive and the duty to pay and reimburse the indemnified party all its reasonable costs and expenses incurred in the enforcement of its rights hereunder.

         (d)      Survival of Representations and Warranties.

                  (1) The representations and warranties made by UTEK shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3-year period. UTEK shall have liability and responsibility for the surviving representations and warranties made by it herein, notwithstanding any due diligence investigation or examination by Lexon.

                  (2) The representations and warranties made by Lexon shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3-year period. Lexon shall have liability and responsibility for the surviving representations and warranties made to Lexon, notwithstanding any due diligence investigation or examination by UTEK.

         (e) Limitations on Liability. Notwithstanding any other provision herein to the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $500, and then such liability shall apply only to matters in excess of $500.

         (f) Rights of Indemnitors. The indemnified party shall notify the indemnifying party of the assertion of commencement of such action, claim or proceeding within a reasonable period of time or, if citation or service of process has been made, within 15 days thereafter. The indemnified party may, at its option and at its sole expense, participate in the defense of and contest any such action, claim or proceeding; provided, however, the indemnified party shall at all times also have the right to participate fully therein. If the indemnifying party, within a reasonable time after receiving such notice, fails to participate, the indemnified party shall have the right, but shall not be obligated, to undertake the defense of the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, in the event that the indemnified party shall determine to compromise or settle (exercising its judgment in good faith) any such action, claim or proceeding, the indemnified party shall be required to give the indemnifying party 15 days' notice of such determination after its receipt of actual notice of the claim. The indemnified party shall then be entitled to compromise or settle the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, the settlement shall be effective without the consent of both the indemnifying and indemnified parties, which consent shall not be reasonably withheld. The parties agree that any indemnified party may join any indemnifying party in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such indemnified party pursuant to this Agreement.

         (g) Additional Rights. Any right of indemnity of any party pursuant to this Agreement shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Agreement, any document or instrument executed in connection with the consummation of the transaction contemplated hereby or otherwise.


                                   ARTICLE VI
                                  ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitrations shall be conducted in Tulsa, Oklahoma, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.

                                   ARTICLE VII
                                  MISCELLANEOUS

         No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

                                  ARTICLE VIII
                          PIGGYBACK REGISTRATION RIGHTS

         Lexon covenants and agrees that if it files with the Securities and Exchange Commission an underwritten registration statement on SEC Form S-1B or Form S-l or its equivalent which includes the offer of shares owned by shareholders of Lexon, Lexon will use its best efforts to include some or all of the shares of Lexon common stock issued to and then held by UTEK pursuant to this Agreement. If the underwriters include any selling shareholder shares, UTEK shall be permitted to include some or all of its Lexon shares on a pro rata basis to the extent and upon the same terms and conditions as other Lexon shareholders are permitted to have their Lexon shares included in the proposed offering. If the underwriters do not permit for any reason the inclusion of selling shareholder shares in the offering, UTEK shares shall also not be included. It is the expressed intent of this Article that UTEK be treated exactly the same as any other selling Lexon shareholder in connection with any underwritten offering of Lexon common stock, no better and no worse. If Lexon proposes an underwritten offering, Lexon will give UTEK 15 days' prior written notice thereof, and UTEK shall give Lexon notice within 10 days thereafter of UTEK's desire as to the number of shares, if any, that UTEK desires to include in the offering. Lexon will notify the lead underwriters of UTEK's desire, and Lexon will include UTEK shares in accordance with this paragraph. As a condition of including any UTEK shares in the offering, UTEK shall (1) sign all underwriting agreements, representations, warranties, certificates and other papers as the underwriters require of UTEK and other Lexon shareholders whose shares are to be included in the offering; (2) pay pro rata all costs of the offering to the same extent as other Lexon selling shareholders are required to pay; and (3) take all other actions and do all other things as are required of other selling shareholders. Failure of UTEK to respond within 10 days after notice of Lexon's intention to file an underwritten offering shall constitute a waiver of the rights set forth in this Article.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 11th day of May, 1998.

     LEXON, INC.                            GENTEST, INC.

     By: /s/ RHONDA VINCENT                 By: /s/ CLIFFORD M. GROSS
     Rhonda Vincent, Vice President         Clifford M. Gross, President

                                            UTEK, INC.

                                            By: /s/ CLIFFORD M. GROSS
                                            Clifford M. Gross, President